EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(a)	the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus,

(b)	the Registration Statement (Form S-8, No. 33-72008) pertaining to the 1991 Executive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus,

(c)	the Registration Statement (Form S-8, No. 33-07035) pertaining to the 1996 Incentive Stock Option Plan of IMPCO Technologies, Inc.,

(d)	the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan,

(e)	the Registration Statement (Form S-8, No. 333-44085) pertaining to the 1997 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus,

(f)	the Registration Statement (Form S-8, No. 333-71544) pertaining to the 2000 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus,

(g)	the Registration Statement (Form S-8, No. 333-102069) pertaining to the IMPCO Technologies, Inc. 2002 Stock Option Plan for Employees and the IMPCO Technologies, Inc. 2002 Stock Option Plan for Nonemployee Directors and the related Prospectus, and

(h)	the Registration Statement (Form S-8, No. 333-118689) pertaining to the IMPCO Technologies, Inc. 2003 Stock Incentive Plan and the 2004 Stock Incentive Plan and the related Prospectus of our report dated March 10, 2004, except for paragraph (l) of Note 3 as to which the date is March 12, 2004 with respect to the consolidated statements of operations, stockholders’ equity, and cash flows of IMPCO Technologies, Inc. and the financial statement schedule of IMPCO Technologies, Inc. for the year ended December 31, 2003, included in this Annual Report (Form 10-K) of IMPCO Technologies, Inc. for the year ended December 31, 2005.

/s/    ERNST & YOUNG LLP

Los Angeles, California

March 29, 2006